UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): May 22, 2009

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On May 22, 2009, BankUnited Financial Corporation (the “Company”), and its wholly-owned subsidiaries, CRE America Corporation and BankUnited Financial Services, Incorporated, each commenced voluntary cases under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Florida. The Company filed the Chapter 11 petition based on the appointment by the Office of Thrift Supervision of the Federal Deposit Insurance Corporation (“FDIC”) as receiver of BankUnited, FSB, the Company’s wholly-owned subsidiary, on May 21, 2009. On the same date, FDIC then facilitated the acquisition of BankUnited, FSB to BankUnited, a newly chartered federal savings bank. In its Chapter 11 petition, the Company reported that as of March 31, 2009, the amount of assets reflected on its books and records was estimated at $37 million and its total debts were estimated at $559 million.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2009, the Company received a Nasdaq Staff Determination letter (the “Nasdaq Determination Letter”) notifying the Company that, in accordance with Marketplace Listing Rules 5100, 5110(b) and IM-5100-1, the staff of The NASDAQ Stock Market LLC has determined that the Company’s securities will be delisted from the Nasdaq Stock Market (“Nasdaq”). Trading of the Company’s securities was halted on May 22, 2009. Pursuant to the Nasdaq Determination Letter, the Company may request an appeal to the Nasdaq Staff Determination; however, the Company does not intend to do so. Therefore, the Company’s stock will be suspended at the opening of business on June 2, 2009 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration with the Nasdaq. According to the Nasdaq Determination Letter, the determination to delist the Company’s securities was based on the Company’s Chapter 11 bankruptcy filing, its delinquencies in filing its public reports with the SEC and the Company’s non-compliance with Marketplace Rule 5620(b), which requires the solicitation of proxy materials in connection with an annual meeting of stockholders.

On May 29, 2009, the Company issued a press release announcing its receipt of the Nasdaq Determination Letter. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2009, Ramiro A. Ortiz, Humberto L. Lopez and Felix Garcia submitted their resignation as a directors of the Company, effective immediately. Messrs. Ortiz and Lopez also resigned as officers. Lucious T. Harris resigned as the Company’s Chief/Principal Accounting Officer.

On May 27, 2009, the Company continued its annual meeting of stockholders (the “Annual Meeting”), which had been recessed at the meeting held on May 4, 2009. Bradley Weiss and Lawrence Blum resigned from the Company’s Board and officers’ positions. Allen Bernkrant and Neil Messinger were re-elected as directors of the Company with a one-year term which will expire on May 27, 2010. Mr. Bernkrant, age 78, has been a director of the Company since 1993. Mr. Bernkrant has been a private investor in Miami, Florida since 1990. Dr. Messinger, age 70, has been a director since 1996. Dr. Messinger has served as Chairman Emeritus of Radiology Associates of South Florida, P.A. from 2005 to present, Chief Radiologist of Baptist Hospital of Miami (1986 to 2005), South Miami Hospital (1997 to 2005) and Homestead Hospital (1995 to 2005). Dr. Messinger has also served as Director of Outpatient Imaging Health Services from 2005 to present and Voluntary Professor of Radiology, University of Miami School of Medicine.

At the Annual Meeting, Doyle Bartlett, Lester Bliwise and Danielle Camner Lindholm were elected as directors of the Company with a one-year term which will expire on May 27, 2010. Mr. Bartlett, 49, co-founded the Eris Group, a boutique government relations firm, in 2003. Previously, he served for five years as Chief of Staff to Representative Bill McCollum (R-FL), supporting Congressman McCollum’s work as Vice Chairman of the House Banking Committee and Chairman of the House Judiciary Committee’s Crime Subcommittee. In this role, he managed all aspects of the Congressman’s Washington, DC and district offices. Mr. Bartlett oversaw Bill McCollum’s race for the U.S. Senate in 1999-2000 and his successful campaign for Florida Attorney General in 2006. From 1999 to 2002, Bartlett was a Senior Vice President at the Smith-Free Group. From 1988 to 1994, Bartlett was General Counsel and Senior Vice President for Legislative Services with the Conference of State Bank Supervisors (“CSBS”), the professional association of state banking regulators. Before joining CSBS, Bartlett was Manager of State Government Relations at Freddie Mac. Bartlett came to Washington in 1984 as staff to the House Banking Committee, supporting Congressman Bill McCollum in his position as ranking member of the Subcommittee on Domestic Monetary Policy. He had previously served as McCollum’s district representative in Orlando, Florida.

Mr. Bliwise is a partner in the national law firm of Sutherland Asbill & Brennan LLP, resident in its New York office. His practice is national in scope and concentrates in the area of commercial real estate where he has extensive experience in conventional and capital market financings, acquisitions and dispositions, equity investments and debt restructurings and workouts. He has served as counsel to commercial and investment banks, pension funds and their advisors, insurance companies, institutional owners and investors and others. Bliwise is co-chair of Sutherland’s Debt and Equity Finance Practice Group. He is a fellow of the American College of Real Estate Lawyers, the American College of Mortgage Attorneys and the New York Bar Foundation.

Ms. Lindholm, 39, is a Vice President for Policy at Business Executives for National Security (“BENS”) and manages a portfolio that includes threat finance/anti-money laundering, intelligence transformation, homeland security, and federal outreach projects. Specializing in economic and commercial aspects of national security, she has served in a range of positions: as International Harmonization Program Specialist at the Department of Transportation (1996-1997), as the Country Manager for the Middle East and North Africa at the U.S. Trade and Development Agency (1997-1999), as a Special Assistant to the Under Secretary of State for Economic, Business, and Agricultural Affairs (doing worldwide commercial issues) (1999-2001), and as an Advisor for International Economic Policy at the National Economic Council (2000-2001). Before joining BENS in January 2005, Ms. Lindholm served as the Senior Policy Advisor to a U.S. Congressman, working on issues that included financial services, national and homeland security, and foreign affairs.

As a result of the Annual Meeting, the persons serving as directors of the Company, and their current terms, are as follows:

Name	Term Expires
Doyle Bartlett	2010
Allen M. Bernkrant	2010
Lester Bliwise	2010
Danielle Camner Lindholm	2010
Marc S. Jacobson	2010
Neil H. Messinger	2010

The Board of Directors (the “Board”) of the Company met on May 27, 2009. At that meeting, the Board nominated Ms. Lindholm as Chairman of the Board and officer of the Company and Mr. Bernkrant as Vice-Chairman and officer of the Company. Mr. Jacobson will serve as Secretary.

On May 29, 2009, the Company issued a press release about the Annual Meeting. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events

On May 27, 2009, the Board appointed Mark Bloom of Greenberg Traurig P.A. as the Company’s bankruptcy counsel, subject to the approval of the Bankruptcy Court.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release, dated May 29, 2009

99.2    Press Release, dated May 29, 2009

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: May 29, 2009	By:	/s/ Marc Jacobson
Marc Jacobson
Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 29, 2009
99.2	Press Release dated May 29, 2009